EXHIBIT 99.1

LBI MEDIA

Moderator: Lenard Liberman

May 12, 2003

4:00 p.m. CT

Operator: Good day and welcome to the LBI Media first quarter 2003 conference call. This call is being recorded.

Now at this time for opening remarks, I’d like to turn the conference over to the Executive Vice President, Lenard Liberman. Mr. Liberman, please go ahead.

Lenard Liberman: Thank you, Operator. Welcome to our first quarter 2003 teleconference. With me today is Brett Zane, our Chief Financial Officer. During today’s call I will provide an overview of operating results and recent developments for the quarter and Brett will address more detailed financial results. We will then be available to answer questions.

Before I begin, I have to advise you that this conference call may contain forward-looking statements within the meaning of the Safe Harbor Provision for the Private Securities Litigation Reform Act of 1995. Statements made during this conference call that address results or developments of LBI Media expects or anticipates will or may occur in the future are forward-looking statements. These statements regarding future plans, events, financial results, prospects, or the performance of LBI Media are predictions that involve risks and uncertainties and actual results may vary materially.

I refer you to LBI Media’s press release dated May 12th, 2003 and recent SEC filings and Form S-4 for important factors you should consider in evaluating this information. The forward-looking statements made during this call speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect future events or circumstances.

This conference call also contains a non-GAAP financial term within the meaning of Regulation G as adopted by the SEC. This term is adjusted EBITDA. In conformity with Regulation G, we have provided a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure of net income or net loss prepared in accordance with accounting principles generally accepted in the United States in our press release issued earlier today. These — this reconciliation will also be provided in our 10-Q which will be filed with the SEC later this week.

We define adjusted EBITDA as operating income before depreciation and non-cash employee compensation. However, for purposes of this teleconference, I will refer to what we title adjusted EBITDA as simply EBITDA.

During the first quarter our net revenues increased 10 percent to $16.5 million and EBITDA decreased by nine percent to $7.5 million. The decline in EBITDA is primarily attributable to nonrecurring expenses which were incurred to facilitate certain acquisitions and timing differences in the realization of certain professional service fees. Specifically, the company incurred approximately $700,000 of expenses for local marketing agreements or LMAs related to radio stations that we have or will acquire, and we experienced a timing difference in expenses related to our annual audit that were incurred in the second quarter of 2002. Adjusting for these one-time expenses and timing differences our EBITDA exceeded first quarter 2002 results by two percent.

Our radio station group continues to grow its revenues and EBITDA after one-time adjustments. Net revenue and EBITDA after one-time adjustments increased 14 percent and four percent respectively, when compared to first quarter fiscal 2002 results. Our Houston radio group continues to maintain its position as the second largest Spanish language radio group in the market according to the (Arbitron) 2003 Winter Survey. Additionally, our Los Angeles radio group posted a healthy 22 percent increase in market share in the 18 to 49 demographic and one of our formats carried on KBUE, KBUA and now KMXN is the number two ranked station in this important demographic.

Our television station group posted a six percent increase in net revenue and a three percent decrease in EBITDA after one-time adjustments for the first quarter of fiscal 2003. Excluding the results from our production facility in Burbank, California, net revenue increased by 11 percent and EBITDA after one-time adjustments remained flat. Given the fact that we transitioned KRCA-TV in Los Angeles from a mix of Asian and Spanish programming towards a traditional Spanish language formatted station, we are quite happy with the results.

During the first quarter we successfully extended KRCA-TV into the prime time hours with newly produced Spanish programs. The short-term costs of this additional production and the loss of our time brokered revenue should be offset by greater revenue growth in the future. We are already experiencing the positive effects with strong second quarter sales pacings for all of our TV stations. KRCA-TV is currently ranked among the top stations in the 18 to 49 demographic during the 3:00 p.m. to 7:00 p.m. time period.

Our Houston television station, KZJL-TV, has improved its position in Nielsen ratings with a 100 percent increase in ratings for the comparative period covering February 2003 and February 2002. These results are based upon Hispanic persons 18 to 49 in the 11:00 a.m. to 10:00 p.m. time period. This station has experienced substantial revenue growth in the first quarter as a result of its improved programming and market share.

In February 2003 we began broadcasting Spanish language programming on our San Diego television station from our master control facilities in Burbank. This station is already enjoying increased net revenue and EBITDA versus 2002.

On April 30th, 2003, the Securities and Exchange Commission declared effective our registration statement on Form S-4 relating to an exchange offer for our senior subordinated notes. We commenced the exchange offer on May 2nd, 2003, and the expiration date has been set for June 2nd, 2003.

As mentioned during our fourth quarter teleconference, in December 2002 we entered into an agreement to purchase selected assets at radio station KMXN-FM licensed in Garden Grove, California for an aggregate purchase price of $35 million, of which $2 million has been placed into escrow. We began operating the stations under a local marketing agreement in January 2003 and expect to close this transaction by the end of the second quarter.

I would now like to turn the call over to Brett Zane.

Brett Zane: Thank you, Lenard. I would like to review our financial results for the first quarter in greater detail. All of you should have received our results in the press release that was issued earlier today.

Net broadcast revenue increased 10 percent to $16.5 million during the first quarter of 2003, as compared to $15 million for the same period of 2002. The increase was driven by revenue growth in our Los Angeles, Houston and San Diego markets, resulting from improved ratings and the continued growth of our customer base. And revenues from our newly acquired station in the Houston market.

EBITDA decreased to seven-and-a-half million dollars during the first quarter of 2003 from $8.2 million for the same period of 2002. This change was primarily the result of $700,000 in LMA payments relating to our pending acquisition of KMXN FM in Los Angeles and our then pending acquisition of KEYH AM in Houston. Excluding these LMA fees, our EBITDA remained flat at $8.2 million for the first quarter of 2003, with margins of approximately 50 percent.

As Lenard mentioned earlier, in order to make a fair comparison between fiscal 2003 and fiscal 2002, it is necessary to also adjust the 2003 EBITDA figure by the timing difference in our accounting fees. In first quarter 2003 we expensed our annual audit fees. Similar services were provided and expensed in the second quarter of fiscal 2002. Excluding these accounting fees, our EBITDA increased by two percent to $8.4 million, or a 51 percent margin.

Our first quarter shift in television programming also limited earnings growth and margin improvement in 2003. In January 2003 we expanded our L.A. television station’s programming into the prime time hours. As part of this strategy we incurred additional expenses for the production of new programming and incurred other expenses necessary to transition KRCA-TV to a full-time Spanish station.

Additionally, as a result of this change, we experienced a loss in time brokered revenue. This lost revenue was more than offset by additional Spanish advertising revenue streams. Based upon our strong ratings performance and our second quarter pacings, we feel our new strategy will result in increased revenue and EBITDA over future quarters.

At this time, I will turn to the first quarter performance of our radio and television segments. Our radio division net broadcast revenue increased 14 percent to $8.8 million and EBITDA decreased $3.9 million from $4.5 million in the first quarter 2002. However, excluding the one-time LMA fees relating to KMXN and KEYH mentioned earlier and the timing difference in our first quarter accounting fees, radio division EBITDA increased four percent to $4.7 million during the quarter, resulting in a 53 percent margin.

Television division net broadcast revenue increased six percent to $7.7 million and EBITDA decreased to $3.6 million from $3.7 million from the same quarter last year. However, excluding the performance of our television production facility and the timing difference in our first quarter accounting fees, television division net revenue increased by 11 percent and EBITDA remained flat, resulting in a 50 percent margin.

Turning to our balance sheet, at March 31, 2003, we had approximately $4.3 million in cash and short term marketable securities, and total debt of $249.7 million. Our total debt balance included $96.9 million of borrowings under our senior credit facility. In April 2003 we borrowed an additional $900,000 to help finance the acquisition of selected assets of KEYH, which currently leaves us with approximately $72.2 million in available borrowing capacity.

Based on our trailing 12 months EBITDA of 36-and-a-half million dollars as of March 31, 2003, our total debt to EBITDA ratio was 6.8 times. And as of the end of the quarter, we were in compliance with all financial and non-financial covenants governing our debt agreements.

Our capital expenditures for the first quarter were $1.3 million. $500,000 related to the construction of our corporate office and television production complex in Houston, Texas, and $300,000 related to the construction of a digital television facility for our Houston television station. We anticipate additional expenditures of approximately $4.8 million for the remainder of 2003 to complete construction on our new Houston facilities, and expect to incur an additional $400,000 during the remainder of 2003 to complete the construction of the Houston digital television facility.

As noted earlier, we currently have an acquisition pending for an additional FM radio station in the Los Angeles market, but it is expected to close by the end of the second quarter. Excuse me. We expect to borrow approximately $33 million under our senior credit facility to fund this acquisition.

This	concludes our formal remarks. Lenard and I would be happy to take your questions.

Operator: Today’s question and answer session will be conducted electronically. If you’d like to ask a question, you may do so by pressing the star key followed by the digit one on your touch-tone telephone. Once again, that is star one for a question. If you are utilizing a speakerphone, please be sure to make sure your phone is unmuted so that your signal will be registered by our equipment. We’ll pause just a moment.

Our first question will come from Todd Morgan with CIBC.

Todd Morgan: Thank you. Good afternoon, everyone.

Lenard Liberman: Good afternoon, Todd.

Todd Morgan: I was hoping, Lenard, if you could talk a little bit more about the programming expenses that you’re now looking at, I guess on a going-forward basis, with a, you know, additional Spanish language programming on the TV side, how that number might evolve from kind of levels we’re looking at right now.

Lenard Liberman: Well, the station’s programming today until 10:00 p.m., we can maintain the current programming budget we have without having to incur significant increases in our programming budget. In the first quarter we had to gear up with additional programming to fill that additional three hours. I figure it’s approximately $100,000 a month, but that number will be — will actually come down as the comps last year start hitting in May, because one of the shows we have started in May of last year had no comp in the first quarter. So it will probably be something like 60 to $70,000 a month additionally.

Todd Morgan: So that the number that we see in the first quarter, the program you’re talking about 2.9, that’s got to be — there’s a lot of one-time items in that, in other words?

Lenard Liberman: Correct.

Todd Morgan: And on a more run rate basis, based on what you’re doing now is going to be something closer to two-and-a-half million?

Lenard Liberman: I don’t have the exact numbers in front of me and I can get back to you on those, but we’re figuring that whatever the run rate was last year it will be about — I’m sorry?

Todd Morgan: I’m sorry, go ahead.

Lenard Liberman: It will be about, figure 70 to $80,000 more a month.

Todd Morgan: OK. Good. Well, that’s helpful and good luck on all that.

Lenard Liberman: Thank you very much.

Operator: Again, star one if you do have a question at this time. And we’ll next go to Joanna Licciardello with Credit Suisse First Boston.

Joanna Licciardello: Hi, good afternoon. Could you guys please talk a little bit about the expense trends that you’re seeing in radio in the first and second quarter and how that compared to last year, and what you see for the rest of the year?

Lenard Liberman: Our radio expenses were driven mostly by the addition of two stations in our El Dorado acquisition. Otherwise, we don’t really see any exceptional expenses on the radio side. It’s just the addition of those stations and the buildup or the ramp up of revenue, which for the first quarter had sort of a neutral effect — would hurt our margins because that station didn’t have, you know, 50, 55 percent margins we’re used to. But overall, we don’t see anything extraordinary on the radio side in terms of expenses that we don’t anticipate or that we haven’t experienced historically.

Joanna Licciardello: So are marketing expenses trending pretty similar to historicals as well?

Lenard Liberman: So far they’re below historical numbers because we’re relying more and more on the popularity of our own TV stations. For instance, in the Los Angeles market, now that we have prime-time programming and have really carved out a pretty significant rating position in the market, we’re almost entirely relying on our own TV stations to support our radio stations and really are not depending much on outside marketing at all.

Joanna Licciardello: Great. Thank you.

Lenard Liberman: Thank you.

Operator: … next question will come from a Jack Kranefuss with Shenkman Capital.

Jack Kranefuss: How are you doing, Lenard?

Lenard Liberman: Hey, Jack, how are you?

Jack Kranefuss: Good, thanks. A question relative to kind of your pacings for the second quarter. Do you have any idea in terms — well, what have the pacings been looking for? And did you see any effect from the war?

Lenard Liberman: We saw, we saw the effects from the war in sort of middle of February and March. We had cancellations in March which did hurt our first quarter performance on the revenue side. We quickly, I think, have come back from that. It’s hard to know exactly how much of it still trails, but give you an example, in April we were up about 19 percent overall across the company in terms of revenue. That’s significant revenue growth in April, and that seems to be continuing in May and June, although I can’t guarantee 19 percent increases. That was what we experienced in the month of April.

Jack Kranefuss: OK. And on an expense basis, are you sort of looking for — I know part of it is going to be increased programming expense, but are you expecting expenses to be up sort of single — low, mid single digits in the quarter?

Lenard Liberman: Yes, aside from the programming. Historical numbers probably like mid to low single digits.

Operator: Any additional questions, Mr. Kranefuss?

Jack Kranefuss: Oh, no, sorry. Thanks.

Operator: And star one for a follow-up or initial question at this time. We’ll take our next question from Christine Villaluz with Liberty Mutual.

Christine Villaluz: Hi.

Lenard Liberman: Hi, Christine.

Christine Villaluz: Are you seeing — where are you seeing the growth? Is it from new categories of advertisers or pricing?

Lenard Liberman: Right now we’re seeing an entry of a fair amount of national business. That’s helping us a lot. That could be new categories or just may be pent up demand. Some people who were sort of by the wayside in first quarter, probably waiting for the war to — for the war to pass. So national has been a source of significant growth. And just generally on KRCA, a lot of local categories like car dealerships starting to spend money again, and people like that.

On the radio side, it’s mostly national. On the television side, it’s a combination of new local advertisers and some national.

Christine Villaluz: OK, that’s it.

Lenard Liberman: Thank you.

Operator: Star one for any additional questions.

There are no further questions at this time. I’d like to turn the conference back to Lenard Liberman for closing remarks.

Lenard Liberman: Thank you, everyone, for your time.

Brett Zane: Thank you very much. Have a good day.

Operator:	This does conclude today’s conference call. Again, we’d like to thank you for your participation and wish you a good day.

END